UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

INSITE VISION INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)	Proposed maximum aggregate value of transaction:
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(5)	Total fee paid:
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☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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August 11, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of InSite Vision Incorporated (the “Company”) to be held on Monday, September 22, 2008 at 10:00 a.m. local time at the principal executive offices of the Company, 965 Atlantic Avenue, Alameda, California, 94501.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect six directors to the Board of Directors of the Company, and (ii) to ratify the appointment of Burr, Pilger & Mayer LLP as independent public accountants of the Company for the fiscal year ending December 31, 2008.

Our Board of Directors intends to nominate for election as directors the six (6) persons named in Proposal No. 1 in the Proxy Statement accompanying this letter, each of whom is currently serving as a director of the Company. We believe that our current Board of Directors has the independence, knowledge and commitment to navigate the Company through the current market environment and to deliver value for the Company and its stockholders. Please note that the Company has received notice from Pinto Technology Ventures, L.P. (“Pinto”) of its intention to nominate six nominees (collectively, the “Pinto Nominees”) for election to the Company’s Board of Directors at the Annual Meeting, and if necessary, solicit proxies for the election of the Pinto Nominees. We do not endorse the election of any of the Pinto Nominees as director. You may receive proxy solicitation materials from the Pinto Nominees or other persons or entities affiliated with them, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THE PINTO NOMINEES. Even if you have previously signed a proxy card sent by the Pinto Nominees, you have the right to change your vote by using the enclosed WHITE proxy card to submit a proxy by telephone, by Internet or by signing, dating and returning the enclosed WHITE proxy card in the reply envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by the Pinto Nominees or any person other than the Company.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter more fully describes the business to be acted upon. After careful consideration, the Company’s Board of Directors has unanimously approved the proposals and recommends that you vote FOR each proposal.

After reading the Proxy Statement, please mark, sign, date and return the enclosed WHITE proxy card in the accompanying reply envelope, call the toll-free number or use the Internet by following the instructions included with your WHITE proxy card, whether or not you plan to attend the Annual Meeting in person. Please vote as promptly as possible but no later than prior to the closing of the polls for the Annual Meeting. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, SUBMIT A PROXY VIA TELEPHONE OR INTERNET OR ATTEND THE ANNUAL MEETING IN PERSON.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

Sincerely,

S. Kumar Chandrasekaran, Ph.D. Chairman of the Board and Chief Executive Officer

IMPORTANT

Please read the attached Proxy Statement carefully and mark, sign and date the enclosed WHITE proxy card and return it at your earliest convenience in the enclosed postage-prepaid return envelope, or call the toll-free telephone number or use the Internet by following the instructions included with your proxy card so that if you are unable to attend the Annual Meeting, your shares may be voted.  Execution of the proxy will not affect your right to vote in person if you are present at the Annual Meeting.

INSITE VISION INCORPORATED
________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 22, 2008
________________

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of InSite Vision Incorporated, a Delaware corporation (the “Company”), will be held on Monday, September 22, 2008 at 10:00 a.m. local time, at the principal executive offices of the Company, 965 Atlantic Avenue, Alameda, California, 94501, for the following purposes:

1. To elect six directors to the Board of Directors to serve until the 2009 Annual Meeting or until their respective successors are elected and qualified.

2. To ratify the appointment of Burr, Pilger & Mayer LLP as independent public accountants of the Company for the fiscal year ending December 31, 2008.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company’s Board of Directors recommends that you vote “FOR” each of the proposals described in this Proxy Statement.

The Board of Directors has fixed the close of business on July 28, 2008 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote will be available for inspection during ordinary business hours at the executive offices of the Company for a period of 10 days before the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. Please carefully read the accompanying Proxy Statement which describes the matters to be voted upon at the Annual Meeting. Whether or not you plan to attend, to assure your representation at the meeting, please submit your WHITE Proxy and voting instructions over the Internet, by telephone, or mark, date, sign and return the enclosed WHITE Proxy card in the reply envelope provided. Should you receive more than one WHITE Proxy card because your shares are registered in different names and addresses, each WHITE Proxy should be submitted over the Internet, by telephone or signed and returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your WHITE Proxy and voting instructions will assist the Company in preparing for the Annual Meeting. If you have any questions about voting your shares, please contact our proxy solicitor, D.F. King & Co, Inc., toll-free at (800) 578-5378.

By Order of the Board of Directors,

S. Kumar Chandrasekaran, Ph.D. Chairman of the Board and Chief Executive Officer

Alameda, California
August 11, 2008

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, THE COMPANY URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE, OR CALL THE TOLL-FREE TELEPHONE NUMBER OR USE THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR WHITE PROXY CARD.

INSITE VISION INCORPORATED
965 Atlantic Avenue
Alameda, California 94501
________________

PROXY STATEMENT
________________

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 22, 2008
______________

GENERAL INFORMATION FOR STOCKHOLDERS

The enclosed WHITE Proxy card (“Proxy”) is solicited on behalf of the Board of Directors (the “Board” or the “Board of Directors”) of InSite Vision Incorporated, a Delaware corporation (the “Company”), with principal executive offices at 965 Atlantic Avenue, Alameda, California 94501, for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at 10:00 a.m. local time on Monday, September 22, 2008 at InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501.

This Proxy Statement and the accompanying form of WHITE Proxy card are being mailed to all stockholders entitled to vote at the Annual Meeting on or about August 11, 2008.

Our Board of Directors has nominated for election as directors the six persons named in Proposal 1 in this Proxy Statement, each of whom is currently serving as a director of the Company. The Company has received notice from Pinto Technology Ventures, L.P. (“Pinto”) of its intention to nominate six nominees (collectively, the “Pinto Nominees”) for election to the Company’s Board at the Annual Meeting, and if necessary, solicit proxies for the election of the Pinto Nominees.

The Pinto Nominees are not endorsed by our Board. You may receive proxy solicitation materials from Pinto or other persons or entities affiliated with it, including an opposition proxy statement and proxy card. We urge stockholders NOT to vote any proxy card you may receive from Pinto or such persons. Our Board of Directors urges you to vote FOR ALL of our nominees for director: S. Kumar Chandrasekaran, Ph.D., Francis W. Chen, Ph.D., Mitchell H. Friedlaender, M.D., John L. Mattana, Jon S. Saxe, Esq., and Anders P. Wiklund.

We are not responsible for the accuracy of any information provided by or relating to the Pinto Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Pinto or any other statements that Pinto or the Pinto Nominees may otherwise make. Pinto chooses which stockholders receive its proxy solicitation materials.

Record Date and Voting

Stockholders of record as of the close of business on July 28, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, 94,628,937 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), were issued and outstanding and there were 213 holders of record of the Company’s Common Stock. No shares of the Company’s preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date. Holders of a majority of the outstanding shares entitled to vote must be present, in person or represented by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Abstentions and broker non-votes, as described below, are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

1

A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of Directors (Proposal 1). Pursuant to Delaware law, the six director candidates who receive the highest number of affirmative votes at the Annual Meeting will be elected. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Only votes cast “FOR” a nominee will be counted. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter is required for the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm (Proposal 2). Any other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter.

Abstentions with respect to any matter other than the election of directors will be treated as shares present in person or represented by proxy and entitled to vote on that matter and will thus have the same effect as votes against the proposal. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, a broker may not be entitled to vote shares held for a beneficial owner on certain non-routine items, such as contested director elections, absent instructions from the beneficial owners of such shares. For brokerage accounts that are sent proxy materials by Pinto, all items on the proxy card will be considered non-routine matters. Thus, if a broker does not receive specific instructions, the shares held by that broker may be treated as “broker non-votes” and may not be voted on these matters and, in such event, such shares will not be counted in determining the number of shares necessary for approval.

If any stockholder is unable to attend the Annual Meeting, the stockholder may vote by proxy. When a proxy is properly completed and returned, or a proxy and voting instructions are submitted over the Internet or by telephone, such stockholder’s shares will be voted as directed by the stockholder. Stockholders submitting proxies over the Internet or by telephone should not mail a proxy card. If any stockholder signs and returns a WHITE Proxy card, or follows the instructions on the WHITE Proxy to vote by telephone or by Internet but does not provide voting instructions on a proposal, in the absence of contrary instructions, the proxy will be voted FOR the election of each Director proposed by the Board, FOR the approval of Proposal 2 and, with respect to any other proposals properly brought before the Annual Meeting, as the Board of Directors recommends.

Pinto has provided notice that it intends to nominate its own slate of six nominees for election as directors at the Annual Meeting and, if necessary, solicit proxies for use at the Annual Meeting to vote in favor of its own slate in opposition to all of the nominees named in Proposal 1. You may receive proxy solicitation materials from Pinto or its affiliates or representatives, including an opposition proxy statement and proxy card.

OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY PINTO.

Even if you have previously signed a proxy card sent by Pinto, you have the right to change your vote by following the instructions on the WHITE Proxy to submit a proxy by telephone or by Internet or by signing, dating and mailing the enclosed WHITE Proxy card in the postage-paid envelope provided. Only the latest dated proxy you submit will be counted. We urge you to disregard any proxy card sent to you by Pinto or any person other than the Company.

Any stockholder or stockholder representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 965 Atlantic Avenue, Alameda, California 94501 or by telephone at (510) 865-8800. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by September 8, 2008.

IMPORTANT

Please submit your WHITE Proxy and voting instructions over the Internet or by telephone, or mark, date and sign the enclosed WHITE Proxy card, and return it at your earliest convenience in the enclosed, postage-prepaid, return envelope so that, if you are unable to attend the Annual Meeting, your shares may be voted. If you have any questions about voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 578-5378.

Revocability of Proxies

If you submit your proxy by mail, you may revoke or change your proxy at any time prior to or at the Annual Meeting. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices, InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501, a written notice of revocation or another signed proxy with a later date. If you choose to submit your proxy over the Internet or by telephone, you may change your Proxy by submitting a proxy again using the same method used for the original proxy (i.e., the Internet or telephone) so long as you retain the proxy card referencing your voter control number. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the WHITE Proxy and voting instructions and any additional solicitation materials furnished to stockholders by the Company. The Company estimates that the total expenditures relating to its current Proxy Statement (other than salaries and wages of officers and regular employees) will be approximately $335,000 (excluding the expenses the Company would normally incur in connection with its proxy statement for its annual meeting of stockholders), of which approximately $35,000 has been incurred as of the date of this Proxy Statement. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The solicitation of proxies by mail may also be supplemented by solicitation by telephone, facsimile, electronic mail or other means by directors, officers or employees of the Company identified on Appendix A. The Company will not pay any additional compensation to these individuals for any such services. The Company may also solicit stockholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies, for a fee estimated to be approximately $75,000 plus out-of-pocket expenses. In addition, the Company has agreed to indemnify D.F. King & Co., Inc. against certain liabilities arising out of or in connection with the engagement. D.F. King & Co., Inc. has advised the Company that approximately 40 of its employees will be involved in the proxy solicitation on behalf of the Company.

Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

Proposals of stockholders of the Company that are intended to be included in the Company’s 2009 Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received no later than April 17, 2009. However, if the date of the Company’s 2009 Annual Meeting is changed by more than 30 days from the date of the 2008 Annual Meeting, the stockholder’s proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials for the 2009 Annual Meeting.

In order to be considered at the 2009 Annual Meeting, proposals of stockholders must comply with the advance notice requirements contained in the Company’s Bylaws. In accordance with the Company’s Bylaws, stockholders who wish to nominate director candidates or to present other business to be voted on at an Annual Meeting of stockholders must deliver written notice thereof to the Secretary at the principal executive offices of the Company no later than the close of business on June 24, 2009 and no earlier than the close of business on May 25, 2009. However, if the date of the Company’s 2009 Annual Meeting is changed by more than 30 days before or more than 70 days after the date of the first anniversary of the 2008 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the 2009 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2009 Annual Meeting or the 10th day following the day on which the Company publicly announces the date of the 2009 Annual Meeting.

A stockholder’s notice must include: (a) as to each person whom the stockholder proposes to nominate for election as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A of the Exchange Act and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder and the beneficial owner, if any, on whose behalf the proposal is made: (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the Company; (4) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (5) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The requirements of such notice are set forth in full in the Bylaws, which were filed as an exhibit to the Company’s Current Report on Form 8-K on June 6, 2008. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Company of his, her or its intention to present a proposal or nomination at the 2009 Annual Meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Company to solicit proxies for the 2009 Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE — ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall fix the exact number of directors. The authorized number of directors is presently six. At the Annual Meeting, the stockholders will elect six directors to serve until the Company’s next annual meeting or until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. The persons named proxyholders in the WHITE Proxy will vote all WHITE Proxies received by them in favor of the six nominees listed below in the absence of contrary instructions and the proxies cannot be voted for a greater number of persons than the number of nominees named.

All nominees named below have consented to being named in this Proxy Statement and to serve as directors, if elected. If, however, any of the nominees named in the accompanying WHITE Proxy are unable or unwilling to serve (which is not expected) at the time of the Annual Meeting, the WHITE Proxies (except those marked to the contrary) will be voted for such other person(s) as the persons named in the accompanying WHITE Proxy may recommend. The six candidates receiving the highest number of votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected directors of the Company.

The Board of Directors recommends that the stockholders vote FOR the election of each of the following nominees to serve as directors of the Company until the 2009 Annual Meeting or until their respective successors have been elected and qualified or until their earlier death, resignation or removal.

Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for at least the last five years, certain other directorships held by them, the year in which each became a director of the Company, and their ages as of July 31, 2008:

Nominees	Position(s) with the Company	Age	Director Since
S. Kumar Chandrasekaran, Ph.D.	Chairman of the Board, President, and Chief Executive Officer	66	1989
Francis W. Chen, Ph.D.	Director	59	2007
Mitchell H. Friedlaender, M.D.	Director	62	1996
John L. Mattana	Director	79	1997
Jon S. Saxe, Esq.	Director	72	1999
Anders P. Wiklund	Director	68	1996

Business Experience of Board Nominees

S. Kumar Chandrasekaran, Ph.D. has been a Director of the Company since April 1989. Dr. Chandrasekaran joined the Company in September 1987 as Vice President, Development. From 1988 to 1989, Dr. Chandrasekaran served as Vice President, Research and Development. From 1989 to 1993, Dr. Chandrasekaran served as President and Chief Operating Officer. Since August 1993, he has served as Chairman of the Board of Directors, President and Chief Executive Officer and from December 1999 to October 2007, he also served as Chief Financial Officer, a position he also held from December 1995 to December 1997. Dr. Chandrasekaran holds a Ph.D. in Chemical Engineering from the University of California at Berkeley.

Francis W. Chen, Ph.D. has been a Director of the Company since December 2007. Dr. Chen has been a private investor since 1998 and has served as a venture partner at WI Harper Group in San Francisco, California since 2005. He also serves on the boards of directors of several privately-held companies, including Mail.com Media Corporation, Pacific Advantage International, Dermacia, Trace Life Sciences, SB2, Inc., and LogicEase Solutions. Dr. Chen holds a Ph.D. in immunology from Harvard University.

Mitchell H. Friedlaender, M.D. has been a Director of the Company since May 1996. Since 1998, he has been the Head of the Division of Opthamology and Director of the Laser Vision Center at Scripps Clinic in La Jolla, California. From 1976 to 1986, Dr. Friedlaender served as a full-time faculty member at the University of California, San Francisco. He is the founder of the Aspen Corneal Society and the Pacific Ophthalmic Forum, co-editor in chief of International Ophthalmology Clinics, a member of four scientific editorial boards, a former member of the Sjogren’s Syndrome Foundation Medical Advisory Board, and former president of the Ocular Microbiology and Immunology Group. He also serves as a consultant for several pharmaceutical companies and performs clinical studies on new drugs. Dr. Friedlaender holds an M.D. from the University of Michigan and an M.B.A. from the University of Phoenix.

John L. Mattana has been a Director of the Company since September 1997. From 1992 to 1997, Mr. Mattana served as an Investment Vice President at New York Life Insurance Company, where he was a Director of Venture Capital Investments. From October 1997 through February 2004, he served as a Vice President at Ceptor Corporation. Since his retirement from Ceptor Corporation in February 2004, Mr. Mattana has been a private investor. Mr. Mattana holds an M.B.A. from New York University.

Jon S. Saxe, Esq. has been a Director of the Company since December 1999. Mr. Saxe was also a Director of the Company from 1992 through 1997, when he resigned as a member of the Board of Directors and became Director Emeritus until December 1999. Since May 1999, Mr. Saxe has been a consultant to biotechnology, pharmaceutical enterprises and associated financial entities such as venture capital funds. Mr. Saxe has served as Advisor to the Chief Financial Officer of PDL Biopharma, Inc., a biotechnology company, since June 2008 and previously served as PDL Biopharma, Inc.'s President from January 1995 to May 1999. Mr. Saxe served as President of Saxe Associates, a biotechnology consulting firm, from May 1993 to December 1994, President, Chief Executive Officer and a Director of Synergen, Inc., from October 1989 to April 1993, and Vice President, Licensing & Corporate Development for Hoffmann-LaRoche from August 1984 through September 1989. Mr. Saxe serves on the boards of directors of Sciele Pharmaceuticals, Inc., SciClone Pharmaceuticals, Inc., Durect Corporation and Entelos, Inc. Mr. Saxe also serves on the boards of directors of several private companies. Mr. Saxe holds a B.S. in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law, and an L.L.M. from New York University School of Law.

Anders P. Wiklund has been a Director of the Company since November 1996. Since January 2007, Mr. Wiklund has served as the President of EffRx, Inc., a privately-held company that develops innovative oral drug delivery products. Since January 1997, he has served as the principal at Wiklund International Inc., an advisory firm to the biotechnology industry. For twenty-nine years, Mr. Wiklund served the Pharmacia group of companies in various executive positions. He served as Managing Director of KabiVitrum Ltd. from 1973 to 1976 and as President of KabiVitrum International from 1976 to 1984. From 1984 to 1993, Mr. Wiklund served as President and Chief Executive Officer of KabiVitrum Inc. and KabiPharmacia Inc. From 1993 to 1996, Mr. Wiklund served as President of Pharmacia Development Corp., Executive Vice President of Pharmacia U.S. Inc., and Vice President of Pharmacia Upjohn Inc. Mr. Wiklund serves on the boards of directors of several private companies. Mr. Wiklund holds a Master of Pharmacy from the Pharmaceutical Institute, Stockholm, Sweden.

There are no family relationships between any members of the Company’s Board of Directors and the Company’s executive officers. Information regarding the Company’s executive officers may be found in Item 4 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on March 17, 2008.

Board Committees and Meetings

During the fiscal year ended December 31, 2007, the Board of Directors held thirteen meetings. The Board of Directors has an Audit Committee, a Stock Plan and Compensation Committee, a Nominating and Corporate Governance Committee, a Financing Committee, a Mergers and Acquisitions Committee, a New Ophthalmic Opportunities Committee, and a Clinical Oversight Committee. During the 2007 fiscal year, each individual currently serving as a director attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Committees of the Board of Directors on which he served.

Communications with the Board

The Company encourages stockholder communications with its Board of Directors. Any stockholder wishing to communicate with the Board of Directors or any individual director of the Company regarding matters concerning the Company should submit such communications in writing to the Company’s corporate secretary at the following address:

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, CA 94501
Attention: Corporate Secretary
insitemail@insite.com

The Company’s corporate secretary will review all such correspondence and distribute the correspondence to such members of the Board of Directors as the corporate secretary deems appropriate or advisable.

Communications Intended for Non-Management Directors

Communications that are intended specifically for non-management Directors should be sent to the postal address above to the attention of the Chair of the Nominating and Corporate Governance Committee.

Company Policy Regarding Board Member Attendance at Annual Meetings

The Company strongly encourages each director to attend its Annual Meeting of Stockholders. All of the Company’s directors attended the Company’s 2007 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee currently consists of four non-employee directors: John L. Mattana, Jon S. Saxe, Anders P. Wiklund and Francis W. Chen. The Audit Committee met five times in 2007.

The Board of Directors has determined that each of the members of the Audit Committee is “independent” as that term is defined in Section 803(B)(2) of the American Stock Exchange’s listing standards and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, the Board of Directors has determined that each member of its Audit Committee is “financially sophisticated” and that therefore the Audit Committee meets the requirement under the rules of the American Stock Exchange that at least one member of the audit committee be “financially sophisticated.” Although the Board of Directors believes that certain members of the Audit Committee currently qualify as an “audit committee financial expert” as defined by the SEC, the Board of Directors has not formally designated any such member as such given the Company’s current needs and financial position. The Board of Directors will continue to assess the qualifications of the members of its Audit Committee, including the need to appoint a financial expert, in light of the Company’s financial complexity, position and requirements in order to serve the best interests of the Company and its stockholders. In July 2008, the Audit Committee reviewed its charter and decided not to recommend any changes in the charter to the Board. A copy of the Company’s Audit Committee charter is available on the Company’s website located at www.insitevision.com under “Investors” — “Corporate Governance.” A copy of the Company’s Audit Committee charter is also available to investors free of charge by writing to InSite Vision Incorporated, Investor Relations, 965 Atlantic Avenue, Alameda, CA 94501.

The Audit Committee appoints the Company’s independent public accountants; pre-approves all audit and non-audit services to be provided to the Company by the independent public accountants; oversees the independence of the independent public accountants; evaluates the independent public accountants’ performance; receives and considers the independent public accountants’ comments as to accounting and financial controls; monitors the effectiveness of internal and external controls; oversees the Company’s financial and accounting organization and financial reporting; discusses with management and the independent public accountants the results of the annual audit and the Company’s annual financial statements; and discusses with management and the independent public accountants, as applicable, the results of the independent public accountants' interim review of the Company’s quarterly financial statements, as well as the Company’s earnings press releases.

Among other things, under the charter of the Audit Committee, the Audit Committee is responsible for reviewing and approving all related party transactions, approving and monitoring the Company’s code of ethics for senior finance personnel and code of conduct for all employees and directors (including approving any waivers of such codes for directors, executive officers, and senior financial personnel), and establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting, auditing or legal matters. The Company’s Code of Conduct and Code of Ethics can be found on the Company’s website located at www.insitevision.com under “Investors” — “Corporate Governance.” A copy of the Company’s Code of Conduct and Code of Ethics is also available to investors free of charge by writing to InSite Vision Incorporated, Investor Relations, 965 Atlantic Avenue, Alameda, CA 94501. The Company will disclose any waivers under its Code of Conduct or Code of Ethics which are granted to its directors or executive officers in a current report on Form 8-K filed with the Securities and Exchange Commission within 4 business days of any such waiver. No such waivers were granted during 2007.

Stock Plan and Compensation Committee

The Stock Plan and Compensation Committee of the Board of Directors (the “Compensation Committee”) currently consists of two directors, John L. Mattana and Anders P. Wiklund. The Compensation Committee held six meetings during the 2007 fiscal year.

The Board has determined that each member of the Compensation Committee is independent as that term is defined in the American Stock Exchange’s listing standards and applicable law, rules and regulations. In July 2008, the Compensation Committee reviewed its charter and decided not to recommend any changes in the charter to the Board. A copy of the Company’s Compensation Committee charter is available on the Company’s website located at www.insitevision.com under “Investors” — “Corporate Governance.” A copy of the Company’s Compensation Committee charter is also available to investors free of charge by writing to InSite Vision Incorporated, Investor Relations, 965 Atlantic Avenue, Alameda, CA 94501.

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

•
reviewing, evaluating and making recommendations to the Board with respect to the Company’s overall compensation policies and establishing performance-based incentives that support and reinforce the Company’s long-term strategic goals, organizational objectives and stockholder interests;

•	reviewing and approving goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (CEO) and evaluating the CEO’s performance in light of those goals and objectives;

•
establishing, reviewing and approving the compensation arrangements for the Company’s other executive officers and reviewing periodic reports from the CEO as to the performance and compensation of the Company’s employees other than executive officers; and

•	reviewing and recommending for adoption by the Board of Directors equity compensation plans and incentive compensation plans and administering such plans.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. The Compensation Committee has no current intention to delegate any of its authority to any subcommittee. Our executive officers, including the Named Executive Officers (as identified below), do not have any role in determining the form or amount of compensation paid to our Named Executive Officers and our other senior executive officers. However, our Chief Executive Officer does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers.

Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. The Compensation Committee did not retain independent compensation consultants for fiscal 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) currently consists of two directors, John L. Mattana and Mitchell H. Friedlaender, M.D. The Nominating Committee held one meeting during the 2007 fiscal year to recommend to the Board the nomination of directors standing for election at the Company’s 2007 Annual Meeting.

The Board of Directors has determined that each of the members of the Nominating Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. In July 2008, the Nominating Committee reviewed its charter and decided not to recommend any changes in the charter to the Board. A copy of the Company’s Nominating Committee charter is available on the Company’s website located at www.insitevision.com under “Investors” — “Corporate Governance.” A copy of the Company’s Nominating Committee charter is also available to investors free of charge by writing to InSite Vision Incorporated, Investor Relations, 965 Atlantic Avenue, Alameda, CA 94501.

The Nominating Committee identifies and recommends director nominees to be selected by the Board of Directors for submission to vote at the Company’s annual stockholder meetings or to fill vacancies between such meetings, implements the Board’s criteria for selecting new directors, develops or reviews and recommends corporate governance policies for the Board, and oversees the Board’s annual evaluation process.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”

The Nominating Committee will consider timely suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company. To be timely, the written materials must be received at the address below within the time permitted for submission of a stockholder proposal for inclusion in the Company’s Proxy Statement for the subject annual meeting and in accordance with the Company’s Bylaw provisions regarding stockholder proposals.

The written materials must include, as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected. The written materials must also include, as to the stockholder and the beneficial owner, if any, on whose behalf the proposal is made: (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner; (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the Company; (4) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (5) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination.

Any stockholder nominations proposed for consideration by the Nominating Committee should be addressed to:

Chairman of the Nominating and Corporate Governance Committee
InSite Vision Incorporated
965 Atlantic Avenue
Alameda, CA 94501

Director Qualifications

The Nominating Committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.
•	Holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.
•	Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of the Company.
•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.
•	Commitment to understand the Company and its business, industry and strategic objectives.
•
Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board Committees and stockholders; number of other company Boards on which the candidate serves; and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.
•	Good health and ability to serve.
•
For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration

The Nominating Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.
•
For potential Audit Committee members, whether the nominee possesses the requisite education, training and experience to qualify as “financially sophisticated” or as an audit committee “financial expert” under applicable SEC and stock exchange rules.

•
For incumbent directors standing for re-election, the Nominating Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company.

•	Composition of Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

Identifying and Evaluating Nominees for Directors

The Nominating Committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the Nominating Committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

•	Outside Advisors. The Nominating Committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

•	Nomination of Incumbent Directors. The re-nomination of existing directors is not automatic, but is based on continuing qualification under the criteria set forth above.
o
For incumbent directors standing for re-election, the Nominating Committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company boards on which the individual serves; composition of the Board at that time and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

•
Management Directors. The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors are “independent” under applicable SEC and American Stock Exchange rules.

After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the Nominating Committee and by the Chief Executive Officer. Upon completion of the above procedures, the Nominating Committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the Annual Meeting. The Board of Directors will select the slate of nominees only from candidates identified, screened and approved by the Nominating Committee.

Financing Committee

The Financing Committee currently consists of three directors: Francis W. Chen, John L. Mattana, and Jon S. Saxe. The Financing Committee reviews and evaluates potential financing opportunities for the Company and communicates with and advises management and the Board of Directors with respect to such opportunities. The Board of Directors has determined that each of the members of the Financing Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a written charter for the Financing Committee in April 2004.

Mergers and Acquisitions Committee

The Mergers and Acquisitions Committee currently consists of two directors: Jon S. Saxe and Anders P. Wiklund. The Mergers and Acquisitions Committee reviews and evaluates potential strategic business combination opportunities for the Company and communicates with and advises management and the Board of Directors with respect to such opportunities. The Board of Directors has determined that each of the members of the Mergers and Acquisitions Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a written charter for the Mergers and Acquisitions Committee in April 2004.

New Ophthalmic Opportunities Committee

The New Ophthalmic Opportunities Committee currently consists of two directors: Mitchell H. Friedlaender and Anders P. Wiklund. The New Ophthalmic Opportunities Committee reviews and evaluates potential partnering and other collaborative arrangements for the Company and communicates with and advises management and the Board of Directors with respect to such opportunities. The Board of Directors has determined that each of the members of the New Ophthalmic Opportunities Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a written charter for the New Ophthalmic Opportunities Committee in April 2004.

Clinical Oversight Committee

The Clinical Oversight Committee currently consists of one director: Mitchell H. Friedlander. The Clinical Oversight Committee oversees, evaluates and analyzes the structure and implementation of the Company’s clinical trials and the results of such trials and clinical programs and communicates with and advises management and the Board of Directors with respect to such activities. The Board of Directors has determined that the member of the Clinical Oversight Committee is “independent” as that term is defined in Section 121(A) of the American Stock Exchange’s listing standards. The Board of Directors adopted a written charter for the Clinical Oversight Committee in June 2004.

DIRECTOR COMPENSATION — FISCAL 2007

The following table presents information regarding the compensation paid for 2007 to members of the Board of Directors who are not also employees of the Company (referred to herein as “Non-Employee Directors”). The compensation paid to Dr. Chandrasekaran, who is an employee of the Company, is presented below in the Summary Compensation Table and the related explanatory tables. Dr. Chandrasekaran does not receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Francis W. Chen, Ph.D.(4)	2,000	0	990	0	0	0	2,990
Mitchell H. Friedlaender, M.D.	34,000	0	30,249	0	0	0	64,249
John L. Mattana	26,500	0	30,249	0	0	0	56,749
Jon S. Saxe, Esq.	36,000	0	30,249	0	0	0	66,249
Anders P. Wiklund	38,500	0	30,249	0	0	0	68,749

(1) The amount reported in Column (d) of the table above reflects the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No option awards granted to Non-Employee Directors were forfeited during 2007. The Company has not granted any equity-based awards to Non-Employee Directors other than stock options. For a discussion of the assumptions and methodologies used to value the awards reported in Column (d), please see the discussion of option awards contained in Note 10 (Employee Stock-based Compensation) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2007 Annual Report filed on Form 10-K (or, for awards granted prior to 2007, the corresponding note in the Company’s Form 10-K for the applicable fiscal year) and incorporated herein by reference.

(2) The following table presents the number of outstanding and unexercised option awards held by each of the Company’s Non-Employee Directors as of December 31, 2007.

Director	Number of Shares Subject to Outstanding Options as of December 31, 2007
Francis W. Chen, Ph.D.	30,000
Mitchell H. Friedlaender, M.D.	195,000
John L. Mattana	195,000
Jon S. Saxe, Esq.	200,000
Anders P. Wiklund	195,000

(3) As described below, the Company granted each of its Non-Employee Directors an option to purchase 30,000 shares of the Company’s Common Stock during 2007. Each of these options had a value of $17,300 on the grant date. See footnote (1) for the assumptions used to value these awards. No stock awards were granted to the Company’s Non-Employee Directors during 2007.

(4) Dr. Chen was appointed to the Board of Directors on December 10, 2007.

Summary of Director Compensation

Compensation for Non-Employee Directors for 2007 generally consisted of fees for attending meetings, fees for service on certain committees and annual stock option awards.

Fees. For 2007, the Company paid its Non-Employee Directors the following compensation:

•	a fee of $2,000 for attendance in person or by telephone at each meeting of the Board of Directors (up to a maximum of $8,000 per year);

•	a fee of $500 for attendance in person or by telephone at each meeting of the Audit Committee (up to a maximum of $3,500 per year);

•	a fee of $500 for attendance in person or by telephone at each meeting of the Compensation Committee (up to a maximum of $2,000 per year);

•	an additional annual retainer of $12,000 for serving on the Financing Committee, the Mergers and Acquisitions Committee, the New Ophthalmic Committee, or the Clinical Oversight Committee; and

•	reimbursement of reasonable expenses for attending any Board or committee meetings.

Option Grants. Under the Company’s current director compensation program, each Non-Employee Director is granted, at the time of his or her initial election or appointment to the Board, an option to purchase 30,000 shares of the Company’s Common Stock. Thereafter, each Non-Employee Director in office on the date of the first Board meeting held in December of each year is granted on such date an option to purchase 30,000 shares of the Company’s Common Stock, unless the director received his or her initial option grant within the preceding six months. In the event that there is no Board meeting in December of any year, the annual option grant will be made on December 15 of that year (or, if December 15 is not a trading day, the next succeeding trading day). In addition, Non-Employee Directors are eligible to receive discretionary award grants at any time under the Company’s 2007 Performance Incentive Plan.

Each option granted to one of the Company’s Non-Employee Directors has a per-share exercise price equal to the closing price of the Company’s Common Stock on the date of grant and a maximum term of ten years. These options will generally vest on the first anniversary of the grant date, subject to the director’s continued service as a Board member, but may vest on an accelerated basis in connection with a change in control of the Company. Vested options will generally remain exercisable for three months following the termination of the director’s service or six months following a termination due to death or disability. The options do not include any dividend rights.

On December 10, 2007, each of the Company’s Non-Employee Directors (i.e., Messrs. Chen, Friedlaender, Mattana, Saxe and Wiklund) received an automatic grant of an option to purchase 30,000 shares of the Company’s Common Stock. Each of these options has a per-share exercise price of $0.88 (the closing price of the Company’s Common Stock on the grant date) and will vest on the first anniversary of the grant date. Each of these options was granted under, and is subject to the terms of, the 2007 Performance Incentive Plan.

Required Vote

Each of the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors cast, meaning that the six nominees receiving the most votes will be elected. Only votes cast “FOR” a nominee will be counted.

If you have any questions about voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 578-5378.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE ABOVE NOMINEES USING THE WHITE PROXY CARD.

THE BOARD URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY PINTO OR ITS AFFILIATES OR REPRESENTATIVES.

PROPOSAL TWO — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed Burr, Pilger & Mayer LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2008, and is asking the Company’s stockholders to ratify this appointment. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Burr, Pilger & Mayer LLP.

Stockholder ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent public accountants is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Burr, Pilger & Mayer LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will reevaluate whether or not to retain Burr, Pilger & Mayer LLP as the Company’s independent public accountants. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Burr, Pilger & Mayer LLP has audited the Company’s financial statements since 2004, starting with the financial statements for the fiscal year ended December 31, 2003. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees billed to the Company by Burr, Pilger & Mayer LLP during fiscal years 2006 and 2007

The following table shows the fees paid or accrued by the Company for the audit and other services provided by our independent public accounting firm Burr, Pilger & Mayer LLP, or BPM, for fiscal 2006 and 2007 (in thousands):

	2007	2006
Audit Fees (1)	$410	$347
Audit-related Fees (2)	-	7
Tax Fees	-	-
All Other Fees	-	-
Total	$410	$354

(1)
Audit fees represent fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and services that are normally provided by BPM in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported above under audit fees. In fiscal 2006, BPM was paid $7,000.00 for performing accounting consultations, services provided in connection with regulatory filings, technical accounting guidance and other attestation services for the Company.

Independence of Independent Public Accounting Firm and Pre-Approval Policy

Our Audit Committee has determined that the provision by BPM of non-audit services is compatible with maintaining the independence of BPM. The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent public accounting firm. The policy generally provides for pre-approval of specified services in the defined categories of audit services, audit-related services and tax services for up to $5,000. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent public accounting firm or on an individual explicit case-by-case basis before the independent public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated to Mr. Jon Saxe the ability to pre-approve audit-related fees and services on behalf of the Audit Committee in accordance with Rule 10A-3 under the Exchange Act. During fiscal 2007, all services provided by BPM were pre-approved by the Audit Committee.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on Proposal No. 2 at the Annual Meeting is required to ratify the appointment of BPM as the Company’s independent public accounting firm for the fiscal year ending December 31, 2008. Should such stockholder approval not be obtained, the Audit Committee will reconsider its appointment of BPM as the Company’s independent public accounting firm for the fiscal year ending December 31, 2008.

If you have any questions about voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 578-5378.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF BURR, PILGER & MAYER LLP TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

OTHER MATTERS

Besides the consideration of the Pinto Nominees, the Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of WHITE Proxy and voting instructions to vote the shares they represent in accordance with the Board of Directors’ recommendation. Discretionary authority with respect to such other matters is granted by the execution of the enclosed WHITE Proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s Common Stock, as of June 30, 2008 unless otherwise noted by (i) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock, (ii) the Chief Executive Officer and each of the other Named Executive Officers of the Company, (iii) each director and nominee for director at the Annual Meeting, and (iv) all current executive officers and directors as a group. Unless otherwise indicated, the principal address of each of the stockholders below is: c/o InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501. Except as otherwise indicated, the Company believes that each of the beneficial owners of the Common Stock listed below has sole voting and investment power with respect to such shares, subject to community property laws, where applicable. Information for Pinto Technology Ventures, Visium Asset Management, LLC, Eli Jacobson, and Jonathan M. Glaser and the related individuals and entities of each of those who are identified below is based upon the most recent 13D, 13G or 13G/A filed by such persons with the SEC.

The percentage of beneficial ownership is calculated based on the 94,628,937 shares of Common Stock that were outstanding on June 30, 2008. This percentage also includes Common Stock of which such individual or entity had the right to acquire beneficial ownership of as of June 30, 2008 or within 60 days thereafter, including but not limited to upon the exercise of options and warrants; however, such Common Stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity.

	Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percent of Class

Pinto Technology Ventures, LLP Pinto Technology Ventures GP, L.P Pinto TV GP Company LLC Matthew Crawford Evan Melrose c/o PTV Sciences 1000 Main Street, Suite 3250 Houston, TX 77002	10,516,503	(1)	10.83%

Visium Asset Management, LLC Visium Long Bias Fund, LP Visium Balanced Fund, LP Visium Capital Management, LLC c/o Visium Asset Management, LLC 950 Third Avenue New York, NY 10022 Visium Balanced Offshore Fund, Ltd. Visium Long Bias Offshore Fund, Ltd. c/o Morgan Stanley Fund Services (Cayman) Limited P.O. Box 2681GT Century Yard, 4th Floor, Cricket Square, Hutchins Drive Grand Cayman, Cayman Islands, British West Indies Atlas Master Fund, Ltd. c/o Walkers SPV Limited, Walker House, P.O. Box 908 GT George Town, Grand Cayman, Cayman islands, British West Indies Jacob Gottlieb	8,199,194	(2)	8.64%

Jonathan M. Glaser. 11601 Wilshire Boulevard, Suite 2180 Los Angeles, CA 90025 Pacific Capital Management, Inc Pacific Assets Management, LLC Daniel Albert David 100 Drakes Landing, Suite 207 Greenbrae, CA 94904 JMG Capital Management, LLC JMG Capital Management, LLC Roger Richter One Sansome Street, 39th Floor San Francisco, CA 94104	5,604,092	(4)	5.92%

Eli Jacobson 125 Broad Street, 32nd FloorNew York, NY 10004	5,537,166	(3)	5.83%
S. Kumar Chandrasekaran, Ph.D.	2,705,020	(5)	2.66%
John L. Mattana	225,000	(6)	*
Jon S. Saxe, Esq.	207,000	(7)	*
Anders P. Wiklund	200,000	(8)	*
Mitchell H. Friedlaender, M.D.	195,000	(9)	*
Francis W. Chen, Ph.D.	-		*
Lyle M. Bowman, Ph.D.	477,291	(10)	*
Sandra C. Heine	428,532	(11)	*
David F. Heniges	326,682	(12)	*
Louis C. Drapeau	40,000		*
All current executive officers and directors as a group (10 persons)	4,804,525	(13)	4.87%

* Less than one percent of the outstanding Common Stock.

(1) Information is based on the Schedule 13D filed with the SEC on July 9, 2008 by Pinto Technology Ventures, L.P., Pinto Technology Ventures GP, L.P. and Pinto TV GP Company LLC (collectively, the “Pinto Entities”) and Matthew S. Crawford and Evan S. Melrose. The amount above includes 7,744,621 shares held by Pinto Technology Ventures, L.P. and 2,494,378 shares of Common Stock issuable upon the exercise of warrants. The Pinto Entities and Messrs. Crawford and Melrose share voting and dispositive power with respect to such shares. Messrs. Crawford and Melrose disclaim beneficial ownership in the shares held by the Pinto Entities, except to the extent of their pecuniary interest therein. In addition, the amount above includes 128,000 shares and 149,504 shares for which Mr. Crawford and Mr. Melrose, respectively, have sole voting and dispositive power.

(2) Information is based on the Schedule 13G filed with the SEC on July 11, 2007 by Visium Balanced Fund, LP (“VBF”), Visium Long Bias Fund, LP (“VLBF”), Visium Balanced Offshore Fund, Ltd. (“VBFO”), Visium Long Bias Offshore Fund, Ltd. (“VLBFO”), Visium Capital Management, LLC (“VCM”), Visium Asset Management, LLC (“VAM”), Atlas Master Fund, Ltd. (“AMF”) and Jacob Gottlieb. By virtue of its position as investment advisor to each of VBF, VLBF, VBFO and VLBFO as well as managing an account for AMF, VAM may be deemed to beneficially own the 8,199,194 shares of Common Stock beneficially owned, in the aggregate, by VBF, VLBF, VBFO and VLBFO as well as the shares of Common Stock managed by AMF. By virtue of its position as General Partner to each of VBF and VLBF, VCM may be deemed to beneficially own the 1,593,062 shares of Common Stock beneficially owned by VBF and VLBF. By virtue of his position as the principal of VAM and the sole managing member of VCM, Dr. Gottlieb may be deemed to beneficially own the 8,199,194 shares of Common Stock beneficially owned by VAM.

(3) Information is based on the Schedule 13G/A filed with the SEC on February 14, 2008 by Eli Jacobson.

(4) Information is based on the Schedule 13G/A filed with the SEC on February 14, 2008 by Jonathan M. Glaser, Pacific Capital Management, Inc. (“PCM”), Pacific Assets Management, LLC “(PAM”), JMG Capital Management, Inc. (“JMGI”), JMG Capital Management, LLC (“JMG”), Daniel Albert David and Roger Richter. The amount above includes 150,000 shares for which Mr. Glaser has sole voting and sole dispositive power, 5,454,092 shares for which Mr. Glaser has shared voting power and dispositive power, and 2,727,046 shares for which PCM, PAM, JMGI, JMG, Mr. David and Mr. Richter each have shared voting power and dispositive power.

(5) Includes 2,359,995 shares issuable upon the exercise of stock options exercisable on June 30, 2008 or within 60 days thereafter.

(6) Includes 165,000 shares issuable upon the exercise of stock options exercisable on June 30, 2008 or within 60 days thereafter.

(7) Includes 170,000 shares issuable upon the exercise of stock options exercisable on June 30, 2008 or within 60 days thereafter.

(8) Includes 165,000 shares issuable upon the exercise of stock options exercisable on June 30, 2008 or within 60 days thereafter.

(9) Includes 165,000 shares issuable upon the exercise of stock options exercisable on June 30, 2008 or within 60 days thereafter.

(10) Includes 404,903 shares issuable upon the exercise of stock options exercisable on June 30, 2008 or within 60 days thereafter.

(11) Includes 337,384 shares issuable upon the exercise of stock options exercisable on June 30, 2008 or within 60 days thereafter.

(12) Includes of 323,332 shares issuable upon the exercise of stock options exercisable on June 30, 2008 or within 60 days thereafter.

(13) Includes 4,090,614 shares issuable upon the exercise of stock options exercisable on June 30, 2008 or within 60 days thereafter.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K for that year.

The audit committee has reviewed and discussed these audited financial statements with management of the Company.

The audit committee has discussed with the Company’s independent public accountants, Burr, Pilger & Mayer LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The audit committee has received the written disclosures and the letter from Burr, Pilger & Mayer LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Burr, Pilger & Mayer LLP the independence of Burr, Pilger & Mayer LLP from the Company.

Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
of the Board of Directors

Francis W. Chen
John L. Mattana
Jon S. Saxe
Anders P. Wiklund

1

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the Company’s principal executive officer, the Company’s principal financial officer, and the Company’s three other most highly compensated executive officers. These individuals are listed in the “Summary Compensation Table” below and referred to as the “Named Executive Officers” in this Proxy Statement.

The Company’s executive compensation programs are determined and approved by the Compensation Committee. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in determining the compensation of the other Named Executive Officers, although the Compensation Committee does consider the recommendations of Dr. Chandrasekaran in setting compensation levels for the other Named Executive Officers.

Executive Compensation Program Objectives and Overview

The Compensation Committee’s principal goals in making its executive compensation decisions are:

•
to ensure that there exists an appropriate relationship between executive pay and both the performance of the Company and the creation of stockholder value through the Company’s achievement of long-term strategic goals and initiatives;

•	to attract, motivate and retain key executives in the face of competition within the bio-technology industry for qualified personnel; and

•	to align the interests of the Company’s executive officers with those of its stockholders.

The Company’s current executive compensation program is based on three components, which are designed to be consistent with the Company’s compensation philosophy: (1) base salary, (2) annual incentive bonuses and (3) stock options that are subject to time-based vesting requirements. In certain cases, the Company also provides Named Executive Officers severance benefits if the executive’s employment terminates under certain circumstances. In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. The Company does not provide any material perquisites or personal benefits to its Named Executive Officers.

Base salaries and severance benefits are primarily intended to attract and retain highly qualified executives. Annual bonuses are primarily intended to motivate Named Executive Officers to achieve specific strategic and operating objectives for that year. Long-term equity incentives are primarily intended to align Named Executive Officers’ long-term interests with stockholders’ long-term interests. The Company also believes that annual bonuses and equity incentives help it to attract and retain top executives. These are the elements of the Company’s executive compensation program that are designed to reward performance and thus the creation of stockholder value.

The Compensation Committee believes that performance-based compensation such as annual bonuses and long-term equity incentives play a significant role in aligning management’s interests with those of the Company’s stockholders. For this reason, these forms of compensation constitute a substantial portion of each of the Named Executive Officers’ compensation. For 2007, the Compensation Committee approved executive compensation arrangements for Dr. Chandrasekaran that resulted in approximately 70% of his total direct compensation being incentive compensation, with his base salary constituting the balance of his 2007 total direct compensation. (As used in this discussion, the term “total direct compensation” means the aggregate amount of the executive’s base salary, annual incentive bonus, and long-term equity incentive awards based on the grant-date fair value of such awards as determined under the accounting principles used in the Company’s financial reporting.) With respect to the other Named Executive Officers, the Compensation Committee approved executive compensation arrangements that resulted in approximately 50% of each executive’s total direct compensation being incentive compensation, with base salary constituting the balance of their 2007 total direct compensation. The Company’s compensation packages are designed to promote teamwork, initiative and resourcefulness by key employees whose performance and responsibilities directly affect the results of its operations.

As part of its annual review of the Company’s executive compensation programs, the Compensation Committee generally reviews Radford’s surveys of compensation paid to similarly situated executive officers in the technology and biotechnology industries in the San Francisco Bay Area. These surveys are used by the Compensation Committee as one factor in determining appropriate compensation for the Company’s Named Executive Officers. However, the Compensation Committee does not target compensation levels to specific benchmarks against the companies represented in these surveys. The Compensation Committee did not retain independent compensation consultants for 2007.

Current Executive Compensation Program Elements

Base Salaries

The base salaries of the Named Executive Officers are reviewed by the Compensation Committee on an annual basis, as well as at the time of a promotion or other material change in responsibilities. Any increases in base salary are based on an evaluation of the particular individual’s performance and level of pay compared to similarly situated executives at comparable companies, as well as the individual’s criticality to the Company’s future plans.

 In May 2007, the Compensation Committee approved increases in salary levels for each of the Named Executive Officers (other than Mr. Drapeau) effective January 1, 2007. The increase for each of the Named Executive Officers was approximately 14% over his or her 2006 salary level, except that the increase for Mr. Heniges was approximately 4% over his 2006 salary level.

 In reviewing the base salaries for each of the Named Executive Officers for 2007 the Compensation Committee took into account:

•	the fact that the executives’ salary levels were not increased for 2006 in order to conserve funds for the Company’s operations;

•
Radford’s analysis of base salaries for similar positions at other biotechnology companies in the San Francisco Bay Area, as well as general compensation data for companies similar in size to the Company, and Radford’s resulting specific salary recommendations;

•	the individual’s particular experience in the biotechnology or pharmaceutical industries;

•	the scope of the executive’s responsibilities and the executive’s criticality to achieving the Company’s business goals; and

•	the corporate goals and objectives attained during 2007.

The Compensation Committee believes that the base salary levels of the Named Executive Officers generally are reasonable in view of competitive practices, the Company’s performance and the contribution of those officers to that performance. Other than the offer letter with Mr. Drapeau described under “Compensation of Named Executive Officers - Employment Agreements” below, the Company has not entered into employment agreements with any of the Named Executive Officers that provide for minimum levels of base salary.

Annual Bonuses

Historically, annual incentive bonuses have been awarded to executive officers based upon multiple performance criteria, including evaluations of personal job performance and performance measured against objective business criteria. The Named Executive Officers do not have contractual rights to receive a fixed actual or target bonus for any given year. Their actual annual bonuses are established by the Compensation Committee in its sole discretion based on its assessment of the Company’s performance and the performance of the executive for the fiscal year.

In addition, the Compensation Committee considers the practices and performance of other similarly situated companies in the San Francisco Bay Area as described above. As with base salaries, the Compensation Committee generally targets bonus levels at approximately the middle percentile for similarly situated companies. However, because the Compensation Committee has broad discretion to establish annual bonuses based on the performance of the Company and the individual executive, the actual bonuses paid to the Named Executive Officers in any given year may differ substantially from the annual bonuses paid to comparable officers at similarly situated companies.

The Compensation Committee considered the performance of the Named Executive Officers and the Company generally in relation to the Company’s 2007 corporate performance goals. The Compensation Committee determined that the Company successfully achieved most, but not all, of its 2007 corporate performance goals. Among the Company’s critical achievements in 2007 were:

•	the successful licensing of certain world-wide intellectual property rights from Pfizer Inc. to strengthen the Company’s position related to AzaSite®;

•	the successful completion of a licensing agreement with Inspire Pharmaceuticals, Inc. in the United States and Canada for AzaSite®;

•	the repayment of the Senior Secured Notes;

•	the approval by the Food and Drug Administration, or FDA, of the AzaSite New Drug Application, or NDA;

•	the filing of a New Drug Submission, or NDS, to Health Canada for the regulatory approval of AzaSite in Canada;

•	the initiation of the first of two Phase 3 clinical trials for AzaSite Plus™ subsequent to a successful meeting with the FDA regarding the clinical endpoints of the trials;

•	the successful completion of the first international licensing agreement of AzaSite and continued strong collaborative discussions related to additional international territories; and

•	significant advances in the Company’s pre-clinical research programs.

In May 2007, the Compensation Committee approved performance bonuses for selected employees, including each of the Named Executive Officers (other than Mr. Drapeau), in light of the Company’s achievement of certain milestones, including completion of a corporate collaboration for the license of AzaSite with Inspire Pharmaceuticals in February 2007 and approval of the NDA for AzaSite in April 2007. In awarding these performance bonuses, the Compensation Committee also took into account the fact that the executives had not received any incentive bonuses since 2004 and the compensation survey data for comparable companies referred to above.

In April 2008, the Compensation Committee also approved annual incentive bonuses for 2007 for each of the Named Executive Officers. The Compensation Committee considered the achievement of all of the 2007 corporate performance goals listed above, compensation survey data for comparable companies referred to above in making its bonus determinations, as well as its subjective assessment of the individual performance of each executive and the performance of the Company as a whole.

The specific bonus amounts awarded to each of the Named Executive Officers for 2007 are reported below in the Summary Compensation Table.

Long-Term Incentive Equity Awards

The Company’s policy is that the long-term compensation of its Named Executive Officers and other executive officers should be directly linked to the value provided to stockholders. Therefore, the Company has historically made annual grants of stock options to provide further incentives to its executives to increase stockholder value. The Compensation Committee bases its award grants to executives each year on a number of factors, including:

•	the executive’s position with the Company and total compensation package;

•	the executive’s performance of his or her individual responsibilities;

•	the equity participation levels of comparable executives at comparable companies; and

•	the Company’s achievement of its business objectives and the executive’s contribution to those achievements.

In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of tax consequences of the grants to the individual and the Company, accounting impact and potential dilution effects.

The Company’s stock option grants to the Named Executive Officers have an exercise price that is equal to the closing price of the Company’s common stock on the grant date. Thus, the executives will only realize value on their stock options if the Company’s stockholders realize value on their shares. The stock options also function as a retention incentive for executives as they vest ratably over the four-year period after the date of grant. In May 2007, the Compensation Committee approved grants of options to each of the Named Executive Officers (other than Mr. Drapeau) in connection with the achievement of certain milestones as described above. The Compensation Committee also approved the grant of an option to Mr. Drapeau in October 2007 in connection with his commencing employment with the Company. The material terms of these options are described below under “Grants of Plan-Based Awards.”

The Company generally does not make regular grants of equity awards to executives on an annual or other periodic basis. Rather, the Company’s practice has been to grant equity awards to executives primarily after certain performance objectives have been achieved and the achievement of these objectives has been fully disclosed and absorbed by the public market.

Severance Benefits

In May 2007, the Company entered into a change in control agreement with Dr. Chandrasekaran that provides for severance benefits if his employment terminates under certain circumstances in connection with a change in control of the Company. The Company provides severance benefits to Dr. Chandrasekaran under this agreement because it believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding his continued employment as many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage him to remain employed with the Company during an important time when his prospects for continued employment following the transaction may be uncertain, the Company provides Dr. Chandrasekaran with severance benefits if his employment is actually or constructively terminated by the Company without cause in connection with a change in control. The cash severance benefits for Dr. Chandrasekaran are generally determined as if he continued to remain employed with the Company for two years following his actual termination date, and his outstanding equity awards would generally become fully vested.

The Company believes that Dr. Chandrasekaran should receive these change in control severance benefits if his employment is constructively terminated in connection with a change in control. Given that he does not have an employment agreement that provides for fixed positions or duties, or for a fixed base salary or actual or target annual bonus, potential acquirers could constructively terminate his employment (i.e. by a material reduction in his compensation or duties) and avoid paying any severance benefits at all without this protection. Because the Company believes that constructive terminations in connection with a change in control are conceptually the same as actual terminations, the change in control agreement provides that he may terminate employment in connection with a change in control under circumstances that the Company believes would constitute a constructive termination of his employment.

As part of his change in control severance benefit, Dr. Chandrasekaran would be reimbursed for the full amount of any excise taxes imposed on his severance payments and any other payments under Section 4999 of the U.S. Internal Revenue Code. The Company provides Dr. Chandrasekaran with a “gross-up” for any parachute payment excise taxes that may be imposed because it determined the appropriate level of change in control severance protections for him without factoring in the adverse effects that may result from imposition of these excise taxes. The excise tax gross-up is intended to make him whole for any adverse tax consequences he may become subject to under Section 4999 of the U.S. Internal Revenue Code, and to preserve the level of change in control severance protections that the Company has determined to be appropriate.

Subsequent Committee Actions

On April 25, 2008, the Compensation Committee also approved the terms of a new bonus plan, the InSite Vision Incorporated 2008 Bonus Plan (the “Bonus Plan”), that provides bonus opportunities for 2008 for employees of the Company, including each of the Named Executive Officers. Each participant in the Bonus Plan has a target bonus percentage that is expressed as a percentage of the participant’s annual base salary. For Dr. Chandrasekaran, the target bonus percentage for 2008 is 40% of his base salary. For each of the other Named Executive Officers, the target bonus percentage for 2008 is 30% of his or her base salary. The target bonus percentages for all participants are aggregated to determine the Company’s on-target bonus pool. The actual bonus pool for participants in the Bonus Plan will, in general, be determined based on the Company’s achievement of 11 specified corporate goals for 2008 with each goal being weighted between 5% and 15% of the total bonus opportunity. These goals generally pertain to partnering the Company’s AzaSite product and other product candidates, moving product candidates into and through clinical trials, identifying and developing future product candidates, and achieving preestablished levels of non-dilutive financing and AzaSite revenues in North America. The amount of the actual bonus pool with respect to each performance goal may range from 0% to 150% of the on-target bonus pool for that goal based on the dates by which the goals are attained or, in the case of financial performance metrics, the Company’s actual performance as compared with the preestablished goals. Each participant’s actual bonus will be determined based on the overall funding of the bonus pool and an assessment of the individual’s performance during the year. In the case of the Named Executive Officers, this determination and assessment will be made by the Compensation Committee.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. The Company’s intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to its executive officers, and the Company believes that a substantial portion of its current executive compensation program (including the stock options granted to the Named Executive Officers as described above) satisfies the requirements for exemption from the $1 million deduction limitation. However, the Company reserves the right to design programs that recognize a full range of performance criteria important to its success, even where the compensation paid under such programs may not be deductible. The Compensation Committee believes that no part of the Company’s tax deduction for compensation paid to the Named Executive Officers for 2007 will be disallowed under Section 162(m). The Compensation Committee will continue to monitor the tax and other consequences of the Company’s executive compensation program as part of its primary objective of ensuring that compensation paid to executive officers is reasonable, performance-based and consistent with the goals of the Company and its stockholders.

STOCK PLAN AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the two non-employee directors named at the end of this report, each of whom is independent as defined by the American Stock Exchange listing standards.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis, as contained herein, be included herein.

Stock Plan and Compensation Committee of the Board of Directors

John L. Mattana
Anders P. Wiklund
_____________________

(1) SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of 2007. No member of the Compensation Committee is or has been a former or current executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2007.

SUMMARY COMPENSATION TABLE - FISCAL 2007 AND 2006

The following table presents information regarding compensation of the Named Executive Officers for services rendered during fiscal 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compen- sation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
S. Kumar Chandrasekaran, Ph.D.	2007	450,000	550,000	—	470,797	—	—	6,494	1,477,291
Chairman of the Board, President and Chief Executive Officer	2006	390,000	—	—	379,736	—	—	5,782	775,518
Louis Drapeau(4) Vice President, Chief Financial Officer	2007	48,750	15,000	—	2,009	—	—	673	66,432
Lyle M. Bowman, Ph.D.	2007	250,000	126,000	—	69,631	—	—	2,245	447,876
Vice President, Development and Operations	2006	220,000	—	—	56,725	—	—	2,012	278,737
David Heniges	2007	245,000	76,000	—	50,866	—	—	3,445	375,311
Vice President and General Manager, Commercial Opportunities	2006	235,000	—	—	50,924	—	—	3,326	289,250
Sandra C. Heine	2007	155,802	90,000	—	63,093	—	—	324	309,219
Vice President, Finance and Administration	2006	145,000	—	—	51,981	—	—	288	197,269

(1) The figure reported in this column reflects two separate bonuses that the Named Executive Officers received for 2007. As described in the “Compensation Discussion and Analysis” above, the Named Executive Officers (other than Mr. Drapeau) were awarded performance bonuses in May 2007 in connection with the Company’s achievement of certain milestones. In awarding these performance bonuses, the Compensation Committee also took into account the fact that the executives had not received any incentive bonuses since 2004. The amounts awarded to each executive were as follows: Dr. Chandrasekaran - $350,000; Dr. Bowman - $70,000; Mr. Heniges - $40,000; and Ms. Heine - $50,000. In April 2008, the Named Executive Officers were also awarded annual incentive bonuses for 2007 in the following amounts: Dr. Chandrasekaran – $200,000; Mr. Drapeau - $15,000; Dr. Bowman - $56,000; Mr. Heniges - $36,000; and Ms. Heine - $40,000.

(2) The amounts reported in Column (f) of the table above reflect the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to 2007 and 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions). No option awards granted to Named Executive Officers were forfeited during 2007. The Company has not granted any equity-based awards other than stock options to Named Executive Officers that were outstanding during 2007 or 2006. For a discussion of the assumptions and methodologies used to value the awards reported in Column (f), please see the discussion of option awards contained in Note 9, Employee Stock-based Compensation, to the Company’s Consolidated Financial Statements, included in the Company’s Annual Report for 2007 filed on Form 10-K with the SEC (or, for years prior to 2007, the corresponding note in the Company’s Form 10-K for the applicable fiscal year). For information about the option awards granted to the Named Executive Officers for 2007, please see the discussion under “Grants of Plan-Based Awards” below.

(3) For 2007, the amounts reported in Column (i) represent the Company’s payments of term life insurance premiums on behalf of each Named Executive Officer. The Company is not the beneficiary of the life insurance policies, and the premiums that the Company pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance.

(4) Mr. Drapeau was appointed the Company’s Chief Financial Officer effective October 1, 2007.

Compensation of Named Executive Officers - Employment Agreements

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by the Named Executive Officers for 2007 and 2006. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, bonuses, and long-term equity incentives consisting of stock options. The Named Executive Officers also earned the other benefits listed in Column (i) of the Summary Compensation Table, as further described in footnote (3) to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table and accompanying narrative description provides information regarding the stock options granted to Named Executive Officers in 2007. The Outstanding Equity Awards at 2007 Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

As noted above, the Company has not entered into employment agreements with any of the Named Executive Officers, except for an offer letter that the Company entered into with Mr. Drapeau in September 2007. The offer letter provides that Mr. Drapeau’s employment with the Company will be part time in nature at approximately 30 hours per week, that his annual rate of base salary will be $195,000 and that he will be entitled to participate in the Company’s annual bonus program and other employee benefit programs generally.

GRANTS OF PLAN-BASED AWARDS - FISCAL 2007

The following table presents information regarding the equity incentive awards granted to the Named Executive Officers for 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Under-	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)	of Stock or Units (#)	lying Options (#)	Option Awards ($/Sh)	Option Awards ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
S. Kumar Chandrasekaran, Ph.D.	5/2/07	—	—	—	—	—	—	—	500,000	1.59	507,350
Louis Drapeau	10/15/07	—	—	—	—	—	—	—	50,000	1.20	37,745
Lyle M. Bowman, Ph.D.	5/2/07	—	—	—	—	—	—	—	80,000	1.59	81,176
David Heniges	5/2/07	—	—	—	—	—	—	—	50,000	1.59	50,735
Sandra C. Heine	5/2/07	—	—	—	—	—	—	—	70,000	1.59	71,029

(1) The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For the assumptions and methodologies used to value the awards reported in Column (l), please see footnote (2) to the Summary Compensation Table.

Description of Plan-Based Awards

Each of the options reported in the Grants of Plan-Based Awards Table was granted under, and is subject to the terms of the Company’s 1994 Stock Option Plan (the “1994 Plan”), except for Mr. Drapeau’s option which was granted under the Company’s 2007 Performance Incentive Plan (the “2007 Plan”). The 1994 Plan and 2007 Plan are each administered by the Compensation Committee. The Compensation Committee has authority to interpret the plans’ provisions and make all required determinations under the plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plans are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions, are not made for value.

Each option reported in the table above was granted with a per-share exercise price equal to the fair market value of a share of the Company’s common stock on the grant date. For these purposes, and in accordance with the Company’s option grant practices, the fair market value is equal to the closing price of a share of the Company’s common stock on the applicable grant date. Each of these options is also subject to a four-year vesting schedule, with 25% of the option vesting on each of the first anniversary of the grant date and the remaining 75% vesting ratably on a daily basis over the next three years of service thereafter.

Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to the Named Executive Officers in 2007 has a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have three months to exercise the vested portion of the option following a termination of his or her employment. This period is extended to 12 months if the termination was a result of the Named Executive Officer’s death or disability.

The options granted to Named Executive Officers during 2007 do not include any dividend rights.

Under the terms of the 1994 Plan, if a “corporate transaction” occurs, outstanding options granted under the plan will generally become fully vested and exercisable, unless the Compensation Committee provides for the substitution, assumption or other continuation of the outstanding options. Any options that accelerate under the 1994 Plan in connection with a corporate transaction will generally terminate upon the transaction. The 1994 Plan defines a “corporate transaction” as either a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to the transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

If a “change in control” of the Company occurs, outstanding options granted under the 1994 Plan will generally become fully vested and exercisable. Any options that accelerate under the 1994 Plan in connection with a change in control will remain exercisable until the expiration or sooner termination of the option term specified in the option agreement. The 1994 Plan defines a “change in control” of the Company as an acquisition of 40% or more of the Company’s voting power or certain changes in the membership of the Board of Directors.

Under the terms of the 2007 Plan, if the Company dissolves or completes a merger, a sale of substantially all of its assets or any other transaction that it does not survive (or does not survive as a publicly traded company), all then-outstanding awards granted under the 2007 Plan (including awards held by the Named Executive Officers) will generally become fully vested and, in the case of options, exercisable, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. Any options that become vested in connection with such a transaction generally must be exercised prior to the transaction, or they will be canceled in exchange for the right to receive a cash payment in connection with the transaction.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table presents information regarding the outstanding stock options held by each of the Named Executive Officers as of December 31, 2007, including the vesting dates for the portions of these options that had not vested as of that date. None of the Named Executive Officers held any outstanding stock awards as of that date.

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)		(e)	(f)
S. Kumar Chandrasekaran, Ph.D.	5/2/07 2/1/06 6/1/05 6/1/04 3/30/04 12/12/03 9/23/03 2/14/03 9/20/02 6/18/01 2/23/99	— 382,299 698,699 107,436 56,304 120,000 100,000 75,000 65,000 50,000 250,000	500,000 417,701 301,301 12,564 3,696 — — — — — —	(1) (3) (4) (5) (6)	1.59 1.50 0.63 0.75 0.88 0.41 0.63 0.85 0.93 1.45 1.13	5/2/17 2/1/16 6/1/15 6/1/14 3/30/14 12/12/13 9/23/13 2/14/13 9/20/12 6/18/11 2/23/09
Louis Drapeau	10/15/07	—	50,000	(2)	1.20	10/15/17
Lyle M. Bowman, Ph.D.	5/2/07 2/1/06 6/1/05 6/1/04 3/30/04 12/12/03 9/23/03 2/14/03 9/20/02 6/18/01 2/23/99	— 38,229 122,272 35,812 18,768 25,000 15,000 25,000 15,000 15,000 25,000	80,000 41,771 52,728 4,188 1,232 — — — — — —	(1) (3) (4) (5) (6)	1.59 1.50 0.63 0.75 0.88 0.41 0.63 0.85 0.93 1.45 1.13	5/2/17 2/1/16 6/1/15 6/1/14 3/30/14 12/12/13 9/23/13 2/14/13 9/20/12 6/18/11 2/23/09
David Heniges	5/2/07 2/1/06 6/1/05 6/1/04 3/30/04 12/12/03 9/23/03 2/14/03 9/20/02	— 31,061 87,337 26,859 14,076 10,000 5,000 25,000 75,000	50,000 33,939 37,663 3,141 924 — — — —	(1) (3) (4) (5) (6)	1.59 1.50 0.63 0.75 0.88 0.41 0.63 0.85 0.93	5/2/17 2/1/16 6/1/15 6/1/14 3/30/14 12/12/13 9/23/13 2/14/13 9/20/12
Sandra C. Heine	5/2/07 2/1/06 6/1/05 6/1/04 3/30/04 1/7/03 9/20/02 6/18/01 9/17/99 2/23/99	— 35,840 104,804 35,812 18,768 25,000 15,000 15,000 15,000 10,000	70,000 39,160 45,196 4,188 1,232 — — — — —	(1) (3) (4) (5) (6)	1.59 1.50 0.63 0.75 0.88 0.70 0.93 1.45 2.38 1.13	5/2/17 2/1/16 6/1/05 6/1/14 3/30/14 1/7/13 9/20/12 6/18/11 9/17/09 2/23/09

(1) 25% vest at 5/2/08, balance daily thru 5/2/11
(2) 25% vest at 10/15/08, balance daily thru 10/15/11
(3) 25% vest at 2/1/07, balance daily thru 2/1/10
(4) 15% vest at 9/29/05, 25% vest at 6/1/06, balance daily thru 6/1/09
(5) 25% vest at 6/1/05, balance daily thru 6/1/08
(6) 25% vest at 3/30/05, balance daily thru 3/30/08

OPTION EXERCISES AND STOCK VESTED - FISCAL 2007

None of the Named Executive Officers exercised any stock options or held any stock awards that vested during 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

On May 2, 2007, the Compensation Committee approved the Company’s entering into a change in control agreement with Dr. Chandrasekaran, the Company’s Chief Executive Officer, in order to provide severance benefits to Dr. Chandrasekaran should his employment terminate in certain circumstances in connection with a change in control of the Company. Under this agreement, if, within 6 months before or 12 months after a change in control of the Company, the Company terminates Dr. Chandrasekaran’s employment without cause, Dr. Chandrasekaran terminates his employment for good reason or his employment terminates due to his death or disability, he would be entitled to the following payments and benefits:

•
a cash lump sum payment equal to two times the sum of his annual base salary and annual target bonus opportunity in effect for the fiscal year in which the termination occurs (or, if no annual target bonus opportunity has been established for that fiscal year, the average annual bonus he received for the three fiscal years immediately preceding the fiscal year in which the termination occurs);

•	full vesting of all equity-based awards granted by the Company to him that are outstanding and unvested as of the date of termination;

•
for 24 months following the termination, payment or reimbursement by the Company for the cost of the premiums charged to continue medical coverage under COBRA for Dr. Chandrasekaran and his eligible dependents and continued coverage under the Company’s life insurance plans at the same cost to Dr. Chandrasekaran as applied prior to his termination; and

•
in the event that Dr. Chandrasekaran’s benefits are subject to excise taxes as being “excess parachute payments” as determined under Section 280G of the U.S. Internal Revenue Code, an additional payment by the Company so that the net amount of such payment (after taxes) received by Dr. Chandrasekaran is sufficient to pay the excise taxes due.

Dr. Chandrasekaran’s right to receive benefits under the change in control agreement is subject to his executing a release of claims in favor of the Company upon the termination of his employment. The terms “cause,” “good reason” and “change in control” as used above are each defined in the agreement.

The following chart presents the Company’s estimate of the amount of the benefits to which Dr. Chandrasekaran would have been entitled had his employment terminated on December 31, 2007 under the circumstances described above:

Name	Cash Severance ($)		Continuation of Benefits ($)	Equity Acceleration($)		Section 280G Gross-Up ($)
S. Kumar Chandrasekaran, Ph.D.	1,300,000	(1)	102,459	36,156	(2)	514,232	(3)

(1) Dr. Chandrasekaran did not have an annual target bonus opportunity in effect for 2007. Accordingly, the bonus component of his cash severance for purposes of this calculation was determined based on his average annual bonus for 2004-2006.

(2) This column reports the intrinsic value of the unvested portions of Dr. Chandrasekaran’s awards that would accelerate in the circumstances. For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company’s common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option.

(3) As noted above, severance benefits payable to Dr. Chandrasekaran may be eligible for a “gross up” payment for excise taxes imposed on “excess parachute payments” under Section 280G of the U.S. Internal Revenue Code. This amount represents the Company’s estimate of the gross-up payment that would have been made to Dr. Chandrasekaran if his employment had terminated under the circumstances described above. For purposes of this calculation, the Company has assumed that his outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction.

In addition to the severance benefits described above, outstanding equity awards held by the Named Executive Officers and other participants in the 1994 Plan and the 2007 Plan may be subject to accelerated vesting in connection with certain corporate transactions as noted under “Grants of Plan-Based Awards – Description of Plan-Based Awards” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Restated Certificate of Incorporation, or Certificate, generally provides for indemnification of the Company’s directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, or Delaware Law. Each of the Company’s current directors and executive officers has entered into separate indemnification agreements with the Company. In addition, the Certificate limits the liability of directors to the Company and its stockholders to the fullest extent permitted by the Delaware Law.

On February 15, 2007, in connection with the pay-off and redemption of the Company’s senior secured notes issued in December 2005 and January 2006, the Company redeemed for cash a senior secured note with an aggregate principal amount of $231,000 that was issued to Dr. Chandrasekaran, the Company’s chief executive officer, chief financial officer and a member of the Company’s board of directors. The total accrued interest paid under such note was $15,797.

In May 2000, the Company issued loans in an aggregate principal amount of $276,897 to Dr. Chandrasekaran related to his exercise of 126,667 options to acquire the Company’s Common Stock. The loans bear interest at a rate of 7% per annum. In May 2001, the term for each of the loans was extended from 4 years to 5 years. In January 2006, all outstanding principal and interest under such loans was paid in full.

Each of the transactions set forth above was approved by the Board, and the Board believes that each such transaction was made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Pursuant to recently adopted American Stock Exchange regulations, the Company’s corporate governance policies and the Company’s Audit Committee charter, all future related-party transactions will be reviewed and approved by the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 2007, its officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements with one exception. Francis Chen did not timely file a Form 3 upon his election to our Board of Directors on December 10, 2007 or a Form 4 upon his receipt on December 10, 2007 of a stock option to purchase 30,000 shares of Common Stock pursuant to our Non-Employee Director Option Grant Program due to delays in receiving a filing code required for such filings. Mr. Chen’s Form 3 and Form 4 were filed with the SEC on January 3, 2008.

FORM 10-K

The Company filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2007 with the SEC on March 17, 2008 and an amended Annual Report on Form 10-K/A with the SEC on April 29, 2008. A copy of the Annual Report on Form 10-K and the amended Annual Report on Form 10-K/A has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Stockholders may also obtain a copy of the Company’s Annual Report, without charge, by writing to Ms. Sandra C. Heine, the Company’s Vice President of Finance and Administration at the Company’s headquarters at 965 Atlantic Avenue, Alameda, California 94501.

If you have any questions or require any assistance with voting your shares, please contact:
D.F. King & Co., Inc.
(800) 578-5378

BY ORDER OF
THE BOARD OF DIRECTORS OF
INSITE VISION INCORPORATED

/s/ Lyle M. Bowman

Lyle M. Bowman, Ph.D.
Secretary

Dated: August 11, 2008

DELIVERY OF THIS PROXY STATEMENT

The SEC adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more securityholders sharing the same address by delivering a single annual report and proxy statement addressed to those securityholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

Brokers with account holders who are Company stockholders will be “householding” the Company’s Proxy materials. A single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to Investor Relations, 965 Atlantic Avenue, Alameda, California 94501 or by telephone to (510) 865-8800.

Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

1

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2008 Annual Meeting.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal No. 1: Election of Directors” of this Proxy Statement. The name and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Business Address
S. Kumar Chandrasekaran, Ph.D.	InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501
Francis W. Chen, Ph.D.	WI Harper Group, 50 California Street, Suite 2920, San Francisco, California 94111
Mitchell H. Friedlaender, M.D.	Scripps Clinic, 10666 North Torrey Pines Road, La Jolla, California 92037
John L. Mattana	23 Alstead Road, North Valley Stream, New York 11580
Jon S. Saxe, Esq.	435 Old Oak Ct., Los Altos, California 94022
Anders P. Wiklund	EffRx, Inc., 601 Heritage Drive, Suite 208, Jupiter, Florida 33458

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with our Company, and the business address for each person is InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501.

Name	Principal Occupation
S. Kumar Chandrasekaran, Ph.D.	Chairman of the Board, President and Chief Executive Officer
Louis Drapeau	Vice President, Chief Financial Officer
Sandra C. Heine	Vice President, Finance and Administration
Joyce Strand	Senior Director, Investor Relations and Corporate Communication

Information Regarding Ownership of the Company’s Securities by Participants

The shares of our common stock beneficially owned or held as of June 30, 2008 by the persons listed above under “Directors and Nominees” and “Officers and Employees,” other than Ms. Strand, are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement. As of June 30, 2008, Ms. Strand beneficially owned 10,794 shares of our common stock, including 8,794 shares issuable upon the exercise of stock options exercisable on June 30, 2008 or within 60 days thereafter.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of our common stock by the individuals who are considered “participants” between June 30, 2006 and June 30, 2008. Except as described in this Proxy Statement, shares of our common stock owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares (#)	Transaction Type
S. Kumar Chandrasekaran, Ph.D.	5/2/2007 9/14/2007 9/14/2007	500,000 159 19,841	1 2 2
Francis W. Chen, Ph.D.	12/10/2007	30,000	1
Mitchell H. Friedlaender, M.D.	12/4/2006 12/4/2006 9/11/2007 12/10/2007	10,000 20,000 10,000 30,000	1 1 2 1
Jon S. Saxe, Esq.	12/4/2006 12/4/2006 9/13/2007 12/10/2007	10,000 20,000 15,000 30,000	1 1 2 1
Anders P. Wiklund	12/4/2006 12/4/2006 9/12/2007 12/10/2007	10,000 20,000 15,000 30,000	1 1 2 1
John L. Mattana	12/4/2006 12/4/2006 9/11/2007 12/10/2007	10,000 20,000 10,000 30,000	1 1 2 1
Louis Drapeau	10/15/2007 11/13/2007 2/29/2008	50,000 30,000 10,000	1 2 2
Sandra C. Heine	5/2/2007 9/13/2007 9/13/2007 9/13/2007	70,000 935 800 8,265	1 2 2 2
Joyce Strand	8/16/2007 8/31/2007	2,000 30,000	2 1

(1) Acquired — Stock option grant (2) Acquired — Open market purchase

Information Regarding Related Transactions

Information regarding related transactions is set forth in the section entitled “Certain Relationships and Related Party Transactions” of this Proxy Statement.

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or the Proxy Statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of our Company or any of our subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the Proxy Statement, none of the participants’ associates beneficially owns, directly or indirectly, any of the Company’s securities. Other than as disclosed in this Appendix A or the Proxy Statement, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Except as disclosed in this Appendix A or the Proxy Statement, none of the Company, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix A or the Proxy Statement, none of the Company, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.

INSITE VISION INCORPORATED

965 ATLANTIC AVENUE
ALAMEDA, CALIFORNIA 94501

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF INSITE VISION INCORPORATED FOR ANNUAL MEETING

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on September 22, 2008 and the accompanying Proxy Statement, and appoints each of S. Kumar Chandrasekaran, Ph.D. and Sandra Heine as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of InSite Vision Incorporated (the “Company”), which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at InSite Vision, 965 Atlantic Avenue, Alameda, California, 94501 on September 22, 2008 at 10:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

The Board of Directors recommends a vote FOR each of the directors listed and a vote FOR Proposal 2. This Proxy, when properly executed, will be voted in the manner directed herein. THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS LISTED AND FOR PROPOSAL 2 IF NO SPECIFICATION IS MADE.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

INSITE VISION INCORPORATED 965 ATLANTIC AVENUE ALAMEDA, CA 94501
SUBMIT A PROXY BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

SUBMIT A PROXY BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

SUBMIT A PROXY BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to InSite Vision Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSITE VISION INCORPORATED

1. To elect the following six directors to serve until the 2009 Annual Meeting of Stockholders or until their respective successors are elected and qualified.
		For	Withhold	For All	To withhold authority to vote,
01) S. Kumar Chandrasekaran, Ph.D.	04) John L. Mattana	All	All	Except	mark “For All Except” and
write the nominee’s number
02) Francis W. Chen, Ph.D.	05) Jon S. Saxe, Esq.	☐	☐	☐	on the line below.

03) Mitchell H. Friedlaender, M.D.	06) Anders P. Wiklund

Vote On Proposal

2. To ratify the appointment of Burr, Pilger & Mayer LLP as independent public	For	Against	Abstain
accountants of the Company for the fiscal year ending December 31, 2008.	☐	☐	☐

At the recommendation of the Board of Directors, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Please sign where indicated below exactly as your name(s) is (are) shown on the stock certificate to which the Proxy applies. If the shares are registered in the names of two or more persons, each should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by an authorized officer, or if a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Signature	Date	Signature (Joint Owner)	Date